BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008

Q4 adjusted results in line with expectations;
Company well positioned for 2009 and beyond

Company records $2.7 billion goodwill impairment charge

Natick, MA (January 28, 2009) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the fourth quarter and full year ended December 31, 2008, as well as guidance for net sales and earnings per share (EPS) for the first quarter of 2009.

Fourth quarter highlights:

•	Sales of $2.002 billion and adjusted EPS of $0.21 (GAAP EPS loss per share of $1.62, including a $2.7 billion goodwill impairment charge)
•	Achieved third consecutive quarter of double-digit sales growth in our U.S. Cardiac Rhythm Management (CRM) business
•	Increased U.S. drug-eluting stent (DES) leadership with Q4 market share of 47 percent; exited the quarter with 49 percent (25 percent PROMUS™ and 24 percent TAXUS® stent systems)
•	Grew Neuromodulation sales 10 percent over prior year

“During the quarter, we continued to gain share in our cardiac rhythm management and drug-eluting stent businesses, driven by the approval and successful launch of important new products,” said Jim Tobin, President and Chief Executive Officer of Boston

Scientific.  “Throughout the year, we made progress in critical areas across the Company and positioned ourselves well for the future.  We’ve transformed quality, revitalized our pipeline, streamlined the organization, strengthened our financial fundamentals and diversified our product portfolio.  We will build on this solid foundation in 2009 and beyond.”

Fourth Quarter 2008

Net sales for the fourth quarter of 2008 were $2.002 billion, which included sales from divested businesses of $7 million, as compared to net sales of $2.152 billion for the fourth quarter of 2007, which included sales from divested businesses of $145 million. Excluding the impact of foreign currency and sales from divested businesses, net sales increased two percent over the prior period.

Worldwide sales of the Company’s CRM products for the fourth quarter were as follows:

(in millions)	U.S.		International		Worldwide
	2008	2007	2008	2007	2008	2007
ICD systems	$299	$266	$128	$130	$427	$396
Pacemaker systems	84	81	60	67	144	148

Total CRM products	$383	$347	$188	$197	$571	$544

Worldwide sales of the Company’s coronary stent systems for the fourth quarter were as follows:

(in millions)	U.S.		International		Worldwide
	2008	2007	2008	2007	2008	2007
Drug-eluting	$231	$224	$198	$211	$429	$435
Bare-metal	18	26	29	35	47	61

Total coronary stent systems	$249	$250	$227	$246	$476	$496

Despite the Company’s strong financial performance, changes in CRM market demand since our acquisition of Guidant – coupled with the recent disruptions in the credit and equity markets – have caused us to write down $2.7 billion of goodwill associated with the acquisition.  This is a non-cash charge that has no impact on our debt covenants.  The amount of the charge is subject to finalization during the first quarter of 2009.

“This write-down in no way diminishes our confidence in our CRM business,” said Tobin. “CRM is growing, it is taking market share, and it will be a key driver of the Company’s sales and earnings growth going forward.”

Reported net loss for the fourth quarter of 2008 was $2.430 billion, or $1.62 per share. Reported results included intangible asset impairments, acquisition-, divestiture-, litigation- and restructuring-related net charges, and amortization expense (after-tax) of $2.750 billion, or $1.83 per share, which consisted of:

•	$2.681 billion ($2.689 billion pre-tax) of intangible asset impairment charges, associated primarily with a write-down of goodwill;
•	$25 million ($22 million pre-tax) of purchased research and development charges, associated primarily with the Company’s acquisition of Labcoat, Ltd.;
•	$27 million ($34 million pre-tax) of restructuring charges associated with the Company’s on-going expense and head count reduction initiatives;
•	$109 million of discrete tax benefits related to certain tax positions associated with acquisition-, divestiture-, litigation- and restructuring-related charges; and
•	$126 million ($134 million pre-tax) of amortization expense.

Adjusted net income for the fourth quarter of 2008 excluding these charges was $320 million, or $0.21 per share.

Reported net loss for the fourth quarter of 2007 was $458 million, or $0.31 per share.  Reported results included intangible asset impairments, acquisition-, divestiture-, litigation- and restructuring-related charges and amortization expense (after-tax) of $813 million, or $0.55 per share.  Adjusted net income for the fourth quarter of 2007 excluding these charges was $355 million, or $0.24 per share.

Full Year 2008

Net sales for the full year 2008 were $8.050 billion, which included sales from divested businesses of $69 million, as compared to net sales of $8.357 billion in 2007, which included sales from divested businesses of $553 million.

Worldwide sales of the Company’s CRM products for the full year were as follows:

(in millions)	U.S.		International		Worldwide
	2008	2007	2008	2007	2008	2007
ICD systems	$1,140	$1,053	$541	$489	$1,681	$1,542
Pacemaker systems	340	318	265	264	605	582

Total CRM products	$1,480	$1,371	$806	$753	$2,286	$2,124

Worldwide sales of the Company’s coronary stent systems for the full year were as follows:

(in millions)	U.S.		International		Worldwide
	2008	2007	2008	2007	2008	2007
Drug-eluting	$833	$1,006	$801	$782	$1,634	$1,788
Bare-metal	88	104	129	135	217	239

Total coronary stent systems	$921	$1,110	$930	$917	$1,851	$2,027

Reported net loss for 2008 was $2.072 billion, or $1.38 per share. Reported results for 2008 included intangible asset impairments, acquisition-, divestiture-, litigation- and restructuring-related charges, and amortization expense (after-tax) of $3.289 billion, or $2.19 per share, which consisted of:

•	$2.810 billion ($2.844 billion pre-tax) of intangible asset impairment charges, associated primarily with a write-down of goodwill;
•	a $184 million gain ($250 million pre-tax) related to the receipt of an acquisition-related milestone payment from Abbott Laboratories;
•	$44 million ($43 million pre-tax) of net purchased research and development charges, associated primarily with the Company’s acquisitions of CryoCor, Inc. and Labcoat, Ltd.;
•	$100 million of charges ($133 million pre-tax) associated with the Company’s ongoing expense and head count reduction initiatives;
•	a $185 million gain ($250 million pre-tax), associated with the sale of certain non-strategic businesses;
•	$54 million of net losses ($80 million pre-tax) in connection with the sale of the Company’s non-strategic investments;
•	$238 million of litigation-related charges ($334 million pre-tax) resulting primarily from a ruling by a federal judge in a patent infringement case brought against the Company by Johnson & Johnson;
•	$27 million of discrete tax benefits related to certain tax positions associated with prior period acquisition-, divestiture-, litigation- and restructuring-related charges; and
•	$439 million of amortization expense ($543 million pre-tax).

Adjusted net income for 2008, excluding these charges, was $1.217 billion, or $0.81 per share.

Reported net loss for 2007 was $495 million, or $0.33 per share. Reported results for 2007 included intangible asset impairments, acquisition-, divestiture-, litigation- and restructuring-related charges, and amortization expense (after-tax) of $1.652 billion, or $1.10 per share. Adjusted net income for 2007, excluding these charges was $1.157 billion, or $0.77 per share.

Guidance for First Quarter 2009

The Company estimates net sales for the first quarter of 2009 of between $1.950 billion and $2.070 billion. Adjusted earnings, excluding acquisition-, divestiture-, litigation- and restructuring-related charges and amortization expense, are estimated to range between $0.15 and $0.20 per share. The Company estimates net income on a GAAP basis of between $0.05 and $0.11 per share.

Full year 2009 sales and earnings per share guidance will be provided during the Company’s conference call with analysts tomorrow.

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Thursday, January 29, 2009. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, our programs to increase shareholder value, new product approvals, acquisitions and divestitures, our growth strategy, competitive offerings and our market position.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company’s use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31,
In millions, except per share data	2008	2007

Net sales	$2,002	$2,152
Cost of products sold	630	635
Gross profit	1,372	1,517

Operating expenses:
Selling, general and administrative expenses	640	704
Research and development expenses	257	256
Royalty expense	59	51
Amortization expense	134	153
Intangible asset impairments	2,689	21
Purchased research and development	22	13
Loss on assets held for sale		208
Restructuring charges	19	176
Litigation-related charges		365
	3,820	1,947
Operating loss	(2,448)	(430)

Other income (expense):
Interest expense	(107)	(137)
Other, net	(2)	(29)

Loss before income taxes	(2,557)	(596)
Income tax benefit	(127)	(138)
Net loss	$(2,430)	$(458)

Net loss per common share - basic	$(1.62)	$(0.31)
Net loss per common share - assuming dilution	$(1.62)	$(0.31)

Weighted average shares outstanding - basic	1,501.5	1,490.8
Weighted average shares outstanding - assuming dilution	1,501.5	1,490.8

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Year Ended
	December 31,
In millions, except per share data	2008	2007

Net sales	$8,050	$8,357
Cost of products sold	2,469	2,342
Gross profit	5,581	6,015

Operating expenses:
Selling, general and administrative expenses	2,566	2,909
Research and development expenses	1,006	1,091
Royalty expense	203	202
Amortization expense	543	620
Intangible asset impairments	2,844	21
Acquisition-related milestone	(250)
Purchased research and development	43	85
Gain on divestitures	(250)
Loss on assets held for sale		560
Restructuring charges	78	176
Litigation-related charges	334	365
	7,117	6,029
Operating loss	(1,536)	(14)

Other income (expense):
Interest expense	(468)	(570)
Other, net	(58)	15

Loss before income taxes	(2,062)	(569)
Income tax expense (benefit)	10	(74)
Net loss	$(2,072)	$(495)

Net loss per common share - basic	$(1.38)	$(0.33)
Net loss per common share - assuming dilution	$(1.38)	$(0.33)

Weighted average shares outstanding - basic	1,498.5	1,486.9
Weighted average shares outstanding - assuming dilution	1,498.5	1,486.9

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
In millions	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,641	$1,452
Trade accounts receivable, net	1,402	1,502
Inventories	853	725
Deferred income taxes	931	679
Assets held for sale	13	1,119
Other current assets	607	464
Total current assets	5,447	5,941

Property, plant and equipment, net	1,728	1,715
Investments	113	317
Other assets	181	157
Intangible assets, net	19,611	23,067
	$27,080	$31,197

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$2	$256
Accounts payable and accrued expenses	2,828	2,680
Liabilities associated with assets held for sale		39
Other current liabilities	380	275
Total current liabilities	3,210	3,250

Long-term debt	6,743	7,933
Deferred income taxes	2,262	2,284
Other long-term liabilities	1,727	2,633

Stockholders' equity	13,138	15,097
	$27,080	$31,197

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31,
	2008		2007
In millions, except per share data	Net (loss) income	Impact per diluted share*	Net (loss) income	Impact per diluted share*
GAAP results	$(2,430)	$(1.62)	$(458)	$(0.31)
Non-GAAP adjustments:
Intangible asset impairments	2,681	1.78	18	0.01
Acquisition-related net charges	25	0.02	10	0.01
Divestiture-related losses			201	0.13
Restructuring-related charges	27	0.02	131	0.09
Litigation-related charges			294	0.20
Discrete tax items	(109)	(0.07)
Amortization expense	126	0.08	159	0.11
Adjusted results	$320	$0.21	$355	$0.24

* Assumes dilution of 2.7 million shares for the quarter ended December 31, 2008 and 9.0 million shares for the quarter ended December 31, 2007 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
	December 31,
	2008	2007
Intangible asset impairments:
Intangible asset impairments	$2,689	$21
Less: Income tax benefit (a)	(8)	(3)
Intangible asset impairments, net of tax	$2,681	$18

Acquisition-related charges (credits):
Purchased research and development	$22	$13
Integration costs (b)		(5)
	22	8
Less: Income tax expense (a)	3	2
Acquisition-related net charges, net of tax	$25	$10

Divestiture-related losses:
Loss on assets held for sale		$208
Less: Income tax benefit (a)		(7)
Divestiture-related losses, net of tax		$201

Restructuring-related charges:
Restructuring-related charges (c)	$34	$184
Less: Income tax benefit (a)	(7)	(53)
Restructuring-related charges, net of tax	$27	$131

Litigation-related charges:
Litigation-related charges		$365
Less: Income tax benefit (a)		(71)
Litigation-related charges, net of tax		$294

Discrete tax items:
Income tax benefit (a)	$(109)

Amortization expense:
Amortization expense	$134	$153
Less: Income tax (benefit) expense (a)	(8)	6
Amortization expense, net of tax	$126	$159

(a)  Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods."
(b)  Recorded credits of $4 million to selling, general and administrative expenses and $1 million to research and development expenses.
(c)   In 2008, recorded $6 million to cost of products sold; $7 million to selling, general and administrative expenses; $2 million to research and development expenses; and $19 million to restructuring charges. In 2007, recorded $4 million to cost of products sold; $2 million to selling, general and administrative expenses; $2 million to research and development expenses; and $176 million to restructuring charges.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31,
	2008		2007
In millions, except per share data	Net (loss) income	Impact per diluted share*	Net (loss) income	Impact per diluted share*
GAAP results	$(2,072)	$(1.38)	$(495)	$(0.33)
Non-GAAP adjustments:
Intangible asset impairments	2,810	1.87	18	0.01
Acquisition-related net (credits) charges	(140)	(0.09)	114	0.08
Divestiture-related net (gains) losses	(131)	(0.09)	553	0.36
Restructuring-related charges	100	0.07	131	0.09
Litigation-related charges	238	0.16	294	0.20
Discrete tax items	(27)	(0.02)
Amortization expense	439	0.29	542	0.36
Adjusted results	$1,217	$0.81	$1,157	$0.77

* Assumes dilution of 5.8 million shares for the year ended December 31, 2008 and 13.1 million shares for the year ended December 31, 2007 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Year Ended
	December 31,
	2008	2007
Intangible asset impairments:
Intangible asset impairments	$2,844	$21
Less: Income tax benefit (a)	(34)	(3)
Intangible asset impairments, net of tax	$2,810	$18

Acquisition-related (credits) charges:
Acquisition-related milestone	$(250)
Purchased research and development	43	$85
Integration costs (b)		29
Fair value adjustment for the sharing of proceeds feature of the Abbott Laboratories stock purchase (c)		8
	(207)	122
Less: Income tax expense (benefit) (a)	67	(8)
Acquisition-related net (credits) charges, net of tax	$(140)	$114

Divestiture-related (gains) losses:
Gain on divestitures	$(250)
Net loss on sale of investments (c)	80
Loss on assets held for sale		$560
	(170)	560
Less: Income tax expense (benefit) (a)	39	(7)
Divestiture-related net (gains) losses, net of tax	$(131)	$553

Restructuring-related charges:
Restructuring-related charges (d)	$133	$184
Less: Income tax benefit (a)	(33)	(53)
Restructuring-related charges, net of tax	$100	$131

Litigation-related charges:
Litigation-related charges	$334	$365
Less: Income tax benefit (a)	(96)	(71)
Litigation-related charges, net of tax	$238	$294

Discrete tax items:
Income tax benefit (a)	$(27)

Amortization expense:	$543	$620
Less: Income tax benefit (a)	(104)	(78)
Amortization expense, net of tax	$439	$542

(a)  Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods."
(b)  Recorded $6 million to cost of products sold, $20 million to selling, general and administrative expenses and $3 million to research and development expenses.
(c)  Recorded to other, net.
(d)  In 2008, recorded $17 million to cost of products sold; $31 million to selling, general and administrative expenses; $7 million to research and development expenses; and $78 million to restructuring charges. In 2007, recorded $4 million to cost of products sold; 2 million to selling, general and administrative expenses; $2 million to research and development expenses; and $176 million to restructuring charges.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
In millions	2008	2007	Basis	Basis

United States	$1,156	$1,125	3%	3%

EMEA	451	481	(6)%	5%
Inter-Continental	388	401	(4)%	(5)%
International	839	882	(5)%	—%

Subtotal	1,995	2,007	(1)%	2%

Divested Businesses	7	145	N/A	N/A

Worldwide	$2,002	$2,152	(7)%	(5)%

			Change
	Three Months Ended		As Reported	Constant
	December 31,		Currency	Currency
In millions	2008	2007	Basis	Basis

Interventional Cardiology	$721	$759	(5)%	(3)%
Peripheral Interventions	138	152	(9)%	(9)%
Cardiovascular	859	911	(6)%	(4)%

Neurovascular	91	92	(2)%	1%
Peripheral Embolization	24	24	3%	(1)%
Neurovascular	115	116	(1)%	1%

Cardiac Rhythm Management	571	544	5%	8%
Electrophysiology	37	38	(5)%	(4)%
Cardiac Rhythm Management	608	582	4%	7%

Endoscopy	234	229	3%	5%
Urology	112	108	4%	5%
Endosurgery	346	337	3%	5%

Neuromodulation	67	61	10%	11%

Subtotal	1,995	2,007	(1)%	2%

Divested Businesses	7	145	N/A	N/A

Worldwide	$2,002	$2,152	(7)%	(5)%

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
THREE MONTHS ENDED DECEMBER 31, 2007
(Unaudited)

	Q4 2008 Net Sales as compared to Q4 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

United States	$31	$31	$—

EMEA	(30)	24	(54)
Inter-Continental	(13)	(21)	8
International	(43)	3	(46)

Subtotal	(12)	34	(46)

Divested Businesses	(138)	(138)	—

Worldwide	$(150)	$(104)	$(46)

	Q4 2008 Net Sales as compared to Q4 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

Interventional Cardiology	$(38)	$(20)	$(18)
Peripheral Interventions	(14)	(13)	(1)
Cardiovascular	(52)	(33)	(19)

Neurovascular	(1)	1	(2)
Peripheral Embolization	—	—	—
Neurovascular	(1)	1	(2)

Cardiac Rhythm Management	27	44	(17)
Electrophysiology	(1)	(2)	1
Cardiac Rhythm Management	26	42	(16)

Endoscopy	5	12	(7)
Urology	4	6	(2)
Endosurgery	9	18	(9)

Neuromodulation	6	6	—

Subtotal	(12)	34	(46)

Divested Businesses	(138)	(138)	—

Worldwide	$(150)	$(104)	$(46)

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
In millions	2008	2007	Basis	Basis

United States	$4,487	$4,522	(1)%	(1)%

EMEA	1,960	1,833	7%	2%
Inter-Continental	1,534	1,449	6%	(2)%
International	3,494	3,282	6%	—%

Subtotal	7,981	7,804	2%	—%

Divested Businesses	69	553	N/A	N/A

Worldwide	$8,050	$8,357	(4)%	(6)%

			Change
	Year Ended		As Reported	Constant
	December 31,		Currency	Currency
In millions	2008	2007	Basis	Basis

Interventional Cardiology	$2,879	$3,016	(5)%	(7)%
Peripheral Interventions	589	597	(1)%	(5)%
Cardiovascular	3,468	3,613	(4)%	(7)%

Neurovascular	360	352	2%	(2)%
Peripheral Embolization	95	95	1%	(4)%
Neurovascular	455	447	2%	(3)%

Cardiac Rhythm Management	2,286	2,124	8%	5%
Electrophysiology	153	147	4%	2%
Cardiac Rhythm Management	2,439	2,271	7%	5%

Endoscopy	943	866	9%	6%
Urology	431	403	7%	6%
Endosurgery	1,374	1,269	8%	6%

Neuromodulation	245	204	20%	20%

Subtotal	7,981	7,804	2%	—%

Divested Businesses	69	553	N/A	N/A

Worldwide	$8,050	$8,357	(4)%	(6)%

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
THREE MONTHS ENDED DECEMBER 31, 2007
(Unaudited)

	2008 YTD Net Sales as compared to 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

United States	$(35)	$(35)	$—

EMEA	127	32	95
Inter-Continental	85	(28)	113
International	212	4	208

Subtotal	177	(31)	208

Divested Businesses	(484)	(489)	5

Worldwide	$(307)	$(520)	$213

	2008 YTD Net Sales as compared to 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

Interventional Cardiology	$(137)	$(219)	$82
Peripheral Interventions	(8)	(28)	20
Cardiovascular	(145)	(247)	102

Neurovascular	8	(8)	16
Peripheral Embolization	—	(5)	5
Neurovascular	8	(13)	21

Cardiac Rhythm Management	162	114	48
Electrophysiology	6	3	3
Cardiac Rhythm Management	168	117	51

Endoscopy	77	49	28
Urology	28	23	5
Endosurgery	105	72	33

Neuromodulation	41	40	1

Subtotal	177	(31)	208

Divested Businesses	(484)	(489)	5

Worldwide	$(307)	$(520)	$213

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q1 2009 Estimate	Q1 2009 Estimate
	(Low)	(High)
GAAP results	$0.05	$0.11

Estimated restructuring-related charges	0.03	0.02
Estimated amortization expense	0.07	0.07

Adjusted results	$0.15	$0.20

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per diluted share is GAAP net income per diluted share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three months and year ended December 31, 2008 and 2007 and for the forecasted three month period ending March 31, 2009, as well as reasons for excluding each of these individual items:

•
Intangible asset impairment charges – These amounts represent non-cash write-downs of certain of the Company’s intangible assets. Following the Company’s acquisition of Guidant in 2006, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, these charges are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Acquisition-related (credits) charges - These adjustments consist of a gain resulting from the receipt of an acquisition-related milestone payment, purchased research and development, integration costs associated with the Company’s acquisition of Guidant, and a fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase. The acquisition-related milestone payment is one of two payments the Company expects to receive as a result of Guidant’s sale of its vascular intervention and endovascular solutions businesses to Abbott and are not indicative of future operating results. Purchased research and development is a highly variable charge based on valuation assumptions. Management removes the impact of purchased research and development from the Company's operating results to assist in assessing the Company's operating performance and cash generated from operations.  The integration costs associated with the Company’s acquisition of Guidant do not reflect expected on-going future operating expenses. The fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase is a non-cash adjustment and is not indicative of the Company's on-going operations. Accordingly, management excluded these charges and gains for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Divestiture-related (gains) losses – These amounts represent gains and losses, and related tax impacts, that the Company recognized related to the sale of non-strategic assets, including the sale of certain businesses, development programs and non-strategic investments. The sale and transfer of these non-strategic assets were substantially completed during 2008. These gains and losses are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Restructuring-related charges – These adjustments primarily represent severance, employee-related retention incentives, asset write-offs and accelerated depreciation and other costs associated with the Company’s restructuring initiatives. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, and are also excluded from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Litigation-related charges –These charges are attributable to estimated potential losses associated with patent litigation. These amounts represent significant charges during the third quarter of 2008 and fourth quarter of 2007 and do not reflect expected on-going operating expenses. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Discrete tax items - These items represent current period adjustments of certain tax positions, which were initially recorded in prior periods associated with the Company’s acquisition-, divestiture-, litigation- and restructuring related charges. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•
Items such as purchased research and development, divestiture-related gains and losses, gains on acquisition-related milestones and the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

•
Items such as Guidant integration costs, restructuring-related expenses and discrete tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•
Items such as amortization expense and intangible asset impairment charges, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

•
Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.